EXHIBIT 3.1

                             Chapman and Cutler LLP
                             111 West Monroe Street
                             Chicago, Illinois 60603


                                  May 8, 2019


Guggenheim Funds Distributors, LLC
227 West Monroe Street
Chicago, Illinois  60606


                 Re: Guggenheim Defined Portfolios, Series 1889
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Ladies and Gentlemen:

     We have served as counsel to Guggenheim Defined Portfolios, Series 1889 (hereinafter referred to as the "Fund"), in connection with the issuance, under the Reference Trust Agreement dated the date hereof between Guggenheim Funds Distributors, LLC, as Depositor, and The Bank of New York Mellon, as Trustee, of Units of fractional undivided interest in the one or more Trusts of said Fund (hereinafter referred to as the "Units").

     In connection therewith, we have examined such pertinent records and documents and matters of law as we have deemed necessary in order to enable us to express the opinions hereinafter set forth. We have assumed the genuineness of all agreements, instruments and documents submitted to us as originals and the conformity to originals of all copies thereof submitted to us. We have also assumed the genuineness of all signatures and the legal capacity of all persons executing agreements, instruments and documents examined or relied upon by us.

     We have not reviewed the financial statements, compilation of the securities to be acquired by the Fund, or other financial or statistical data contained in the Registration Statement and the Prospectus, as to which we understand you have been furnished with the reports of the accountants appearing in the Registration Statement and the Prospectus. In addition, we have made no specific inquiry as to whether any stop order or investigatory proceedings have been commenced with respect to the Registration Statement or the Depositor nor have we reviewed court or governmental agency dockets.

     Statements in this opinion as to the validity, binding effect and enforceability of agreements, instruments and documents are subject: (i) to limitations as to enforceability imposed by bankruptcy, reorganization, moratorium, insolvency and other laws of general application relating to or affecting the enforceability of creditors' rights, and (ii) to limitations under equitable principles governing the availability of equitable remedies.

     The opinions expressed herein are limited to the laws of the State of New York. No opinion is expressed as to the effect that the law of any other jurisdiction might have upon the subject matter of the opinions expressed herein under applicable conflicts of law principles, rules or regulations or otherwise. Based on and subject to the foregoing, we are of the opinion that:

     1. The Reference Trust Agreement has been duly authorized and executed and delivered by an authorized officer of the Depositor and is a valid and binding obligation of the Depositor in accordance with its terms.

     2. The establishment of book entry positions evidencing the Units in the Trust(s) of the Fund have been duly authorized by the Depositor. Upon payment of the consideration for the Units as provided in the Reference Trust Agreement and the Registration Statement, the Units will be, when sold, validly issued and purchasers of the Units will not have any obligation to make payments to the Fund or its creditors (other than the purchase price for the Units) or contributions to the Fund or its creditors solely by reason of the purchasers' ownership of the Units.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (File No. 333-230509) relating to the Units referred to above and to the use of our name and to the reference to our firm in said Registration Statement and in the related Prospectus. This opinion is intended solely for the benefit of the addressee in connection with the issuance of the Units of the Fund and may not be relied upon in any other manner or by any other person without our express written consent.

                                                         Respectfully submitted,


                                                      /s/ Chapman and Cutler LLP
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                                                          CHAPMAN AND CUTLER LLP